Peter Messineo, CPA 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1/A is a part, reference to my report dated August 10, 2010 relative to the financial statements of Titan Holding Group, Inc., as of December 31, 2009 and for the period October 9, 2009 (date of inception) through December 31, 2009.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

Peter Messineo, CPA

Palm Harbor, Florida

December 14, 2010